UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 21, 2005

State Street Corporation

(Exact name of registrant as specified in its charter)

Massachusetts	0-5108	04-2456637
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification
Number)

One Lincoln Street, Boston, Massachusetts		02111
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (617) 786-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.06.                                          Material Impairments.

In its Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, State Street Corporation (“State Street”) reiterated its intent, originally announced in October 2004, to divest its ownership interest in Bel Air Investment Advisors LLC (“Bel Air”), held by State Street Bank and Trust Company.

On September 19, 2005, State Street committed to a plan to divest its ownership interest in Bel Air, after which Bel Air will conduct business as an independent company.  Accordingly, State Street will account for Bel Air separately as a discontinued operation.  State Street realigned its business line organizational and reporting structure for Bel Air on September 21, 2005, and will record a pre-tax charge of approximately $160 million to $170 million in the third quarter of 2005.  The charge is primarily attributable to the write-off of goodwill associated with State Street Bank and Trust Company’s original purchase of its ownership interest in Bel Air.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE STREET CORPORATION

By:	/s/ Pamela D. Gormley
Name:	Pamela D. Gormley
Title:	Executive Vice President and Corporate Controller

Date: September 23, 2005